Exhibit 10.1

OWL ROCK CORE INCOME CORP.

AMENDMENT NO. 1 TO THE

DEALER MANAGER AGREEMENT

February 23, 2021

This Amendment No. 1 (the “Agreement”) to the Dealer Manager Agreement, dated as of December 1, 2020, (the “Original Agreement”), is entered into by and between Owl Rock Core Income Corp., a Maryland corporation (the “Company”), Owl Rock Capital Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) and Owl Rock Capital Securities (the “Dealer Manager”) and together with the Company and the Adviser, the “Parties” and each, a “Party”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Original Agreement.

WHEREAS, the Parties have entered into the Original Agreement; and

WHEREAS, the Adviser is a subsidiary of Owl Rock Capital Partners LP (“Capital Partners”); and

WHEREAS, the principals of Capital Partners propose to enter into a business combination transaction whereby Capital Partners would combine with Dyal Capital Partners and subsequently merge into an entity that is publicly traded on a national securities exchange (collectively, the “Transaction”); and

WHEREAS, consummation of the Transaction will result in a change of control of the Adviser and will be deemed to be an “assignment” under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Section 11.2 of the Original Agreement provides that such agreement will “automatically terminate in the event of its assignment (as defined in the Investment Company Act)”; and

WHEREAS, the Company is subject to the Omnibus Guidelines issued by the North American Securities Administrators Association (“NASAA Guidelines”) in each state in which it offers securities; and

WHEREAS, the Parties desire to modify certain aspects of the Original Agreement to clarify the application of the NASAA Guidelines; and

WHEREAS, the Parties now desire to amend the Original Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.	Amendment to Section 5.2 of the Original Agreement.

Effective as of February 23, 2021, Sections 5.2 of the Original Agreement is hereby replaced in their entirety with the following:

5.1            The Corporation and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Participating Broker-Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Corporation or the Adviser, any material breach of a covenant contained herein by either the Corporation or the Adviser, or any material failure by either the Corporation or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Corporation or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Corporation or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Corporation and the Adviser will reimburse each Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Corporation or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Corporation or the Adviser by the Dealer Manager or (y) to the Corporation, the Adviser or Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which either the Corporation or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Corporation or the Adviser of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws by such Participating Broker-Dealer or the Dealer Manager, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

2.	Amendment to Section 11.2 of the Original Agreement.

Effective as of February 23, 2021, Sections 11.2 of the Original Agreement is hereby replaced in their entirety with the following:

11.2            Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are not “interested persons” (as defined in the Investment Company Act) of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Corporation, on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser; and will automatically terminate in the event of its assignment (as defined in the Investment Company Act); provided, however, that the parties hereby consent to the assignment resulting from the proposed merger of Owl Rock Capital Group, the parent of the Company’s investment adviser and Dyal Capital Partners which was announced on December 23, 2020. This Agreement and the exhibits and annexes hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“CORPORATION”

OWL ROCK CORE INCOME CORP.

By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer

“ADVISER”

OWL ROCK CAPITAL ADVISORS LLC

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Chief Legal Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

OWL ROCK CAPITAL SECURITIES, LLC

By:	/s/ Derek O’Leary
Name: Derek O’Leary
Title: President